Schedule I

CONTROL PERSONS AND EXECUTIVE OFFICERS OF REPORTING PERSONS

The name, business address, country of citizenship, present principal occupation or employment and the name, principal business and address of any corporation or other organization in which such employment is conducted, of each of the executive officers and other control persons of the Reporting Persons are set forth below:

Docler Holding S.à r.l.

Name and Business Address	Country of Citizenship	Capacity in which serves the Reporting Persons	Principal Occupation	Name, Principal Business and Address of Organization in which Principal Occupation is Conducted
Karoly Papp	Hungary	Class B Manager	Managing Director Product	Byborg Enterprises S.A., premium online entertainment, 5 Rue Charles Darwin, L-1433 Luxembourg, Grand Duchy of Luxembourg
Raffaele Zucca Alessandrelli	Italy	Class B Manager	Group General Counsel	Docler Holding S.à r.l., holding company, 5 Rue Charles Darwin, L-1433 Luxembourg, Grand Duchy of Luxembourg
Ábel Frecska	Hungary	Class B Manager	Managing Director	Docler Holding S.à r.l., holding company, 5 Rue Charles Darwin, L-1433 Luxembourg, Grand Duchy of Luxembourg

Byborg Enterprises S.A.

Name and Business Address	Country of Citizenship	Capacity in which serves the Reporting Persons	Principal Occupation	Name, Principal Business and Address of Organization in which Principal Occupation is Conducted
Ábel Frecska	Hungary	Director	Managing Director	Byborg Enterprises S.A., premium online entertainment, 5 Rue Charles Darwin, L-1433 Luxembourg, Grand Duchy of Luxembourg
Karoly Papp	Hungary	Director	Managing Director Product	Byborg Enterprises S.A., premium online entertainment, 5 Rue Charles Darwin, L-1433 Luxembourg, Grand Duchy of Luxembourg
Raffaele Zucca Alessandrelli	Italy	Director	Group General Counsel	Docler Holding S.à r.l., holding company, 5 Rue Charles Darwin, L-1433 Luxembourg, Grand Duchy of Luxembourg

The Million S.à r.l.

Name and Business Address	Country of Citizenship	Capacity in which serves the Reporting Persons	Principal Occupation	Name, Principal Business and Address of Organization in which Principal Occupation is Conducted
Raffaele Zucca Alessandrelli	Italy	Sole Manager	Group General Counsel	Docler Holding S.à r.l., holding company, 5 Rue Charles Darwin, L-1433 Luxembourg, Grand Duchy of Luxembourg